UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2016

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 15, 2016, DMC Global Inc. (the “Company”) appointed Peter Rose to serve on the Board of Directors (the “Board”).
Mr. Rose is a senior advisor to Blackstone, the world’s largest alternative asset manager. He is also vice chairman of Sard Verbinnen, one of the leading strategic communications firms in the United States. From 2007 to 2016, he was a senior managing director with Blackstone and served as its global head of public affairs. Prior to that, Mr. Rose spent 20 years with Goldman Sachs, where he was a managing director and held a variety of senior positions in government relations and media relations in Washington DC, New York and Hong Kong. From 1983 to 1987 he was chief of staff to Congressman Mike Synar (D-Okla) and a partner with the law firm of Williams and Jensen in Washington DC. Mr. Rose is a graduate of the George Washington University and the Yale Law School.
Mr. Rose has not yet been appointed to serve on any committees of the Board at this time.  The Company will file an amendment to this Current Report on Form 8-K disclosing any future appointment.
Mr. Rose will be compensated for his service as a director in accordance with the Company’s standard director compensation program.
There are no family relationships between Mr. Rose and any officer of other director of the Company or any related party transactions involving Mr. Rose and the Company.  There is no arrangement or understanding between Mr. Rose and any other person pursuant to which he was selected as a director.
A copy of the press release announcing Mr. Rose's appointment is included as Exhibit 99.1 hereto.
Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

99.1	Press release, November 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: November 17, 2016	By:	/s/ Michael Kuta
Michael Kuta
Chief Financial Officer